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                                                                 Exhibit 3(i)(e)

                           COMPANIES ACTS 1963 TO 2001

                            COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                        LOTTERY NETWORK SERVICES LIMITED


                                   PRELIMINARY

1. (a) Subject as hereinafter provided, the regulations contained in parts 1 and 11 of Table A in the first schedule to the Companies Act 1963 (hereinafter referred to as "Table A") shall apply to the Company.

(b) Regulations 5, 8, 24, 47, 51, 54, 75, 79, 84, 86, 91, 92, 93, 94 and 95 of
Table A part 1 and regulation 7 in Part 11 of Table A shall not apply.

2. The Company is a Private Company and accordingly:

(a) The right to transfer shares is restricted in the manner hereinafter prescribed;

(b) The number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the termination of such employment to be, members of the Company) is limited to fifty, so, however, that where two or more persons hold one or more shares in the Company jointly, they shall, for the purpose of this regulation, be treated as a single member;

(c) Any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(d) The Company shall not have power to issue share warrants to bearer.

SHARES

3. No share shall be offered at a discount.

4. (a) the Directors of the company are generally and unconditionally authorised to exercise all powers of the company to allot relevant securities (within the meaning of section 20 of the Companies (Amendment) Act 1983) up to an amount equal to the authorised but as yet unissued share capital of the company on the date of incorporation of the company. The authority hereby conferred shall expire five years from the date of incorporation of the company, unless previously renewed revoked or varied by the company in general meeting, save that the company may before such expiry date make an offer or agreement which would or might require relevant securities to be allotted after the authority has expired and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority hereby conferred had not expired.

(b) The pre-emption provisions of sub-sections (1), (7) and (8) of section 23 of the Companies (Amendment) Act 1983 shall not apply to any allotment by the Company of equity securities (within the meaning of the said Section 23).

5. The Directors may, in their absolute discretion and without assigning any reason therefore, decline to register any transfer of any share, whether or not it is a fully paid share.

6. Subject to the provisions of Part XI of the Companies Act 1990 the Company may:-

(a) issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder, on such terms and in such manner as shall be provided by the Articles of Association of the Company provided always that the nominal value of the issued share capital which is not redeemable shall not at any time, be less than one tenth of the nominal value of the total issued share capital of the Company.

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(b) purchase its own shares.

(c) cancel any of its own shares following purchase.

(d) re-designate any of its own shares following purchase as treasury shares provided always that the nominal value of treasury shares held by the Company, may not, at any one time, exceed ten per cent of the nominal value of the issued share capital of the Company.

For so long as the Company holds shares as treasury shares

(i) the Company shall not exercise any voting rights in respect of those shares and any purported exercise of those rights shall be void; and

(ii) no dividend or other payment (including any payment in a winding up of the Company) shall be payable to the Company in respect of those shares.

(e) cancel or re-issue as shares of any class any shares held by the Company as treasury shares.

(f) not make a payment in respect of the redemption or purchase of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares.

(g) Notice of redemption in writing shall be given in accordance with this sub-paragraph (g) to the holders of Ordinary Shares to be purchased or redeemed. Any notice of purchase or redemption shall specify the number of shares to be purchased or redeemed, the date fixed for purchase or redemption and the place at which the certificates for such shares are to be presented for purchase or redemption and upon such date each of the holders of the shares concerned shall be bound to deliver to the Company at such place the Certificates for the shares to be purchased or redeemed. If any certificate so delivered to the Company includes any shares not to be purchased or redeemed on that occasions a fresh certificate for such shares shall forthwith be issued to the holder delivering such certificate to the Company.

7. When any shares have been forfeited an entry shall be made in the Register of members of the Company recording the forfeiture and the terms and date thereof.

BORROWING POWERS

8. The Directors may exercise all powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof and to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

GENERAL MEETING

9. Regulation 6 of Table A Part 11 shall apply to the Company and subject to
Section 141 of the Act, a resolution in writing signed by all the members for the time being entitled to attend and vote on such resolution at a General Meeting (or being bodies corporate by their duly authorised representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a General Meeting of the Company duly convened and held, and if described as a Special Resolution shall be deemed to be a Special Resolution within the meaning of the Act.

10. All Annual General Meetings of the Company shall be held in the State.

10A. Ordinary Shares:

The holders of the Ordinary shares shall be entitled to receive notice to attend, speak and vote on all resolutions laid before the members for their consideration at all duly convened meetings of the company. They shall also be entitled to participate in the profits and gains of the company by way of dividends properly declared in accordance with these articles. They shall also be entitled to participate in the surplus assets (i.e. after all proper allowances have been made for the company's liabilities and charges) on a winding up.

         "A" Ordinary Shares:

The holders of the "A" Ordinary shares shall not be entitled to receive notice of or attend and speak at general meetings of the company nor shall they be entitled to participate in the profits and gains of the company which may from time to time be

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declared as dividends or other form of distribution. On a winding up of the company the holders shall only be entitled to participate in any surplus assets (i.e. after all proper allowances have been made for the company's liabilities and charges) to the extent that they shall only be liable to receive an amount out of any such surplus up to an amount as is equal to the amount that was treated as fully paid up on those shares. In all other respects the "A" Ordinary shares shall rank pari passu with the Ordinary shares.

VOTES OF MEMBERS

11. No business shall be transacted at a General Meeting unless a quorum of members is present at the time when the meeting proceeds to business; save as herein otherwise provided, two members present in person or by proxy shall be a quorum.

DIRECTORS


12. For the purposes of this Article, the term "Two Thirds Interest" shall have the meaning ascribed to it in the Note Purchase Agreement dated in or around the 1st April, 2003 between the Company, the Investors signatory to and listed in
Schedule 1 thereto, and the persons signatory to and listed on Schedule 2 thereto relating to an investment in the Company. The Two Thirds Interest shall be entitled at all times to appoint a majority of the Directors. The number of Directors shall be not less than two and unless and until otherwise agreed by the Two Thirds Interest shall not be more than seven. The Two Thirds Interest shall be entitled to appoint up to four persons as Directors (each an Investor Director) and to remove and replace any person so appointed. No additional Director may be appointed to the Board without the prior written consent of the Two Thirds Interest. In the event of a vacancy resulting from the removal or resignation of an Investor Director, the Two Thirds Interest shall be entitled to appoint another person as a Director in his stead.

13. In regulation 98 of Table A Part 1, the words "but shall" to the end shall be omitted.

14. A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form each signed by one or more of the Directors. For the purpose of this Article the signature of an alternate director shall suffice in lieu of the signature of the Director appointing him.

15 (a) For the purpose of these Articles, the contemporaneous linking together by telephone or other means of audio communication of a number of Directors not less than the quorum shall be deemed to constitute a meeting of the Directors, and all the provisions in these Articles as to meetings of the Directors shall apply to such meetings.

(b) Each of the Directors taking part in the meeting must be able to hear each of the other Directors taking part.

(c) At the commencement of the meeting each Director must acknowledge his presence and that he accepts that the conversation shall be deemed to be a meeting of the Directors.

(d) A Director may not cease to take part in the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting, and a Director shall be conclusively presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

(e) A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

16. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two.

17. Provided that he shall have declared the nature of his interest in accordance with Regulation 83 of Table A Part 1, a Director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting.

DISQUALIFICATION OF DIRECTORS

18. The office of Director shall be vacated if the Director:

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(a) Ceases to be a Director by virtue of Section 180 of the Act; or

(b) Is adjudged bankrupt in the State or in Northern Ireland or Great Britain or makes any arrangement or composition with his creditors generally; or

(c) Becomes prohibited from being a Director by reason of any order made under
Section 184 of the Act; or

(d) Becomes of unsound mind; or

(e) Resigns his office by notice in writing to the Company; or

(f) Is convicted of an indictable offence unless the Directors otherwise determine; or

(g) Is for more than six months absent without permission of the Directors from meetings of the Directors held during that period.

19. Where a notice is sent by post, it shall be deemed to have been served at the expiration of forty-eight hours after it was posted; and regulation 133 of Table A shall be modified accordingly.

20. A member who has no Registered Address in the Republic of Ireland, Northern Ireland or Great Britain and has not supplied to the Company an address within the Republic of Ireland, Northern Ireland or Great Britain for the giving of notices to him shall not be entitled to receive any notices from the Company.

INDEMNITY

21. In addition to the indemnity contained in regulation 138 of Table A Part 1, the Company shall indemnify every Director, Secretary or other officer against all costs and expenses incurred in or about the execution and discharge of the duties of his office.

SECRETARY

22. The first Secretary of the Company shall be the person named as the first Secretary of the Company in the statement delivered under Section 3 of the Companies (Amendment) Act 1982.

TRANSFER OF SHARES

23 (a) No share shall be transferred to any person save in accordance with the provisions of this Article.

(b) Except in the case of a transfer made pursuant to paragraphs (j) and (k) of this Article a Member or other person (hereinafter called "the Vendor") proposing to transfer shares shall give a notice in writing (hereinafter called "a transfer notice") to the Company that he desires to transfer the same, and shall at the same time deposit with the Company the share certificate in respect of such shares. Such transfer notice may specify the price at which the Vendor proposes to sell the said shares and, subject to the right of revocation hereinafter conferred upon the Vendor, shall appoint the Company his agent for the sale of the whole (but not a part) of the shares comprised therein to any Member or Members of the Company or to any person or persons selected by the Directors as a person or persons whom it is desirable in the interests of the Company to admit to membership (hereinafter in these Articles called "selected persons") at whichever shall be the lower of the price (if any) so specified or the fair value to be fixed by the Auditors of the Company for the time being in accordance with this Article (such lower price or value being hereinafter referred to as "the sale price").

(c) The Company shall forthwith after the receipt of a transfer notice instruct the Auditors to certify in writing the sum which in their opinion is the fair value of the shares, and such sum shall be deemed to be the fair value, and in so certifying the Auditors shall be considered to be acting as experts and not as arbitrators, and accordingly the Arbitration Act, 1954, shall not apply and the costs incurred by the Auditors in so certifying shall be borne equally by the Vendor and the transferee of such shares.

(d) Forthwith after the fair value shall have been certified by the Auditors as aforesaid the Company shall give notice in writing to the Vendor of the sum so certified.

(e) Within a period of seven days after notice of the fair value as so certified being given to the Vendor, the Vendor may by further notice in writing to the Company revoke the transfer notice as to the whole of the shares comprised therein and thereupon the

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share certificate in respect of the shares shall be returned to him. After the expiration of such period of seven days a transfer notice shall not be revocable except with the sanction of the Directors.

(f) Not earlier than eight days after the Company shall have given notice to the Vendor of the sum certified as the fair value of the shares the Directors shall (unless the Vendor shall have revoked the transfer notice within the period specified in paragraph (e) hereof) give notice of the receipt of the transfer notice to all Members (other than the Vendor) and any selected persons and shall invite applications from such members and selected persons (hereinafter in this paragraph called "applicants") to purchase the shares comprised therein or any of them at the sale price or proportionate price according to the number of shares applied for. If more than one applicant shall apply to purchase the shares comprised in a transfer notice, they shall (subject to the right of the Directors to allocate to selected persons such number of the shares as they shall consider it in the interests of the Company so to do) be allocated by the Directors to the applicants in proportion (as nearly as may be) to the number of shares already held by each such applicant. Each applicant shall be deemed to have applied for the number of shares allocated to him but so that no applicant shall be bound to accept a greater number of shares than the number for which he shall have applied.

(g) If the Company shall within the period of two calender months after the service of a transfer notice find a Member or Members and/or selected persons willing to purchase the whole of the shares comprised therein and shall give notice thereof to the Vendor he shall be bound upon payment of the sale price to transfer the shares to such Member or Members and/or selected persons.

(h) If in any case the Vendor, after having become bound as aforesaid, makes default in transferring any of the said shares, the Company may receive the purchase money and thereupon the Directors shall nominate some person to execute a transfer of the share in the name and on behalf of the Vendor, and shall cause the name or names of the purchasing member or members and/or selected persons to be entered in the register as the holder or holders of the shares, and the Company shall hold the purchase money in trust for the Vendor. The receipt of the Company for the purchase money shall be a good discharge to the purchasing Member or Members and/or selected persons and after such name or names have been entered in the register in purported exercise of the aforesaid power the validity of the proceedings shall not be questioned by any person.

(i) If the Company shall not within the aforesaid period of two calendar months find a Member or Members and/or selected persons willing to purchase the whole of the said shares and shall not give notice in manner aforesaid the Vendor shall at any time within three calendar months after the expiration of such period be at liberty, subject to Regulations 2 and 3 in Part II of Table A, to sell and transfer the shares or any part thereof to any person and at any price, not being less than the sale price such minimum price in the case of a sale of a part of the shares being calculated rateably according to the number of shares sold.

(j) With the consent in writing of all the members for the time being the provisions of this Article may be waived in whole or in part in any particular case.

(k) Notwithstanding the foregoing provisions of this Article but subject to Regulations 2 and 3 in Part II of Table A:

(i) Any share may be transferred by a member to any child (including any legally adopted child) of such member to his or her father or mother, or to any lineal descendant of his or her father or mother, or to his or her wife or husband.

(ii) Any share may be transferred by a member to the trustees of any settlement or trust for the benefit of such member or of any person to whom shares may be transferred under sub-paragraph (i) of this paragraph.

(iii) Any share may be transferred by a member to any company incorporated in the State, the majority of the issued shares whereof are held by the trustees of any settlement or trust for the benefit of such member or of any person to whom shares may be transferred under sub-paragraph (i) of this paragraph.

(iv) Any share of a deceased member may be transferred to the widow or widower or any other such relative as aforesaid of such deceased member or may be transferred to or placed in the names of his or her executors, administrators or trustees.

(v) Any share standing in the name of the trustees of the Will of any deceased member or of any settlement or trust may be transferred upon any change of trustees to the trustees for the time being of such Will, settlement or trust.

(vi) Any share(s) issued to William O. Winsaeur, Milton Dresner or Joseph S. Dresner or to any other person on conversion of any Promissory Note (as defined in the Note Purchase Agreement dated in or around 1st April, 2003 between the Company, the Investors (as defined therein) and certain of the Company's shareholders) may be freely transferred at any time to any other person and subsequently by any person to whom such share(s) is/are transferred to any other person.

24. An instrument of transfer of a share (other than a partly paid share) need not be executed on behalf of the transferee and need not be attested and Regulation 22 in Part I of Table A shall be modified accordingly.

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NAMES, ADDRESSES AND DESCRIPTION OF SUBSCRIBERS
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For and on behalf of
STEMBRIDGE LIMITED

First Floor,
14-15, Parliament Street,
Dublin 2

Corporate Body






For and on behalf of
POREMA LIMITED

First Floor,
14-15, Parliament Street,
Dublin 2

Corporate Body
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Dated this 16th day of May, 2000


Witness to above signatures:

Joanne Browne,
Castle River House,
14/15, Parliament Street,
Dublin 2.